                               EXHIBIT 99.B (9)(C)


                        TRANSFER AGENT SERVICES AGREEMENT




   Accounting Services Agreement between The Roulston Family of Funds and Fund/Plan Services, Inc.
                                       C-5                          Schedule "C"

                        TRANSFER AGENT SERVICES AGREEMENT

         This Agreement, dated as of the 20th day of January, 1995, made by and between The Roulston Family of Funds, an Ohio Business Trust (the "Trust") operating as a registered investment company under the Investment Company Act of 1940, as amended (the "Act"), and duly organized and existing under the laws of the State of Ohio, and Fund/Plan Services, Inc. ("Fund/Plan"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH THAT:

         WHEREAS, the Trust is authorized by its Declaration of Trust ("Trust Instrument") to issue separate series of shares representing interests in separate investment portfolios (the "Series"), which Series are identified on Schedule "C" attached hereto and which Schedule "C" may be amended from time to time by mutual agreement of the Trust and Fund/Plan; and

         WHEREAS, the Trust desires to retain Fund/Plan to perform share transfer agency, redemption and dividend disbursing services as set forth in this Agreement and in Schedule "A" attached hereto, and to perform certain other functions in connection with these duties; and

         WHEREAS, Fund/Plan is registered with the Securities and Exchange Commission as a Transfer Agent as required under Section 17(A)(c) of the Securities Exchange Act of 1934, as amended ("1934 Act"); and

         WHEREAS, Fund/Plan is willing to serve in such capacity and perform such functions upon the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

         Section 1. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have the meanings herein specified unless the context otherwise requires.

         Share Certificates shall mean the certificates representing shares of stock of the Series.

         Shareholders shall mean the registered owners of the Shares of the Series in accordance with the share registry records maintained by Fund/Plan for the Trust.

         Shares shall mean the issued and outstanding shares of the Series.




   Accounting Services Agreement between The Roulston Family of Funds and Fund/Plan Services, Inc.
                                       C-6                          Schedule "C"

         Signature Guarantee shall mean the guarantee of signatures by an "eligible guarantor institution" as defined in rule 17Ad-15 under the 1934 Act. Eligible guarantor institutions include banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. Broker-dealers guaranteeing signatures must be members of a clearing corporation or maintain net capital of at least $100,000. Signature guarantees will be accepted from any eligible guarantor institution which participates in a signature guarantee program.

         Oral Instruction shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to Fund/Plan in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by a person or persons reasonably identified to Fund/Plan to be a person or persons so authorized by a resolution of the Board of Trustees of the Trust.

         Written Instruction shall mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to Fund/Plan in an original writing containing an original signature or a copy of such document transmitted by telecopy including transmission of such signature reasonably identified to Fund/Plan to be the signature of a person or persons so authorized by a resolution of the Board of Trustees of the Trust to give Written Instructions to Fund/Plan.

                            TRANSFER AGENCY SERVICES

         Section 2. Fund/Plan as Transfer Agent shall make original issues of Shares in accordance with Section 9 and 10 below and with each Series' Prospectus and Statement of Additional Information upon the written request of the Trust, and upon being furnished with (i) a certified copy of a resolution or resolutions of the Board of Trustees of the Trust authorizing such issue; (ii) an opinion of counsel as to the validity of such Shares; and (iii) necessary funds for the payment of any original issue tax applicable to such additional Shares.

         Section 3. Subject to the terms of the applicable prospectus then in effect transfers of Shares shall be registered and new Shares issued by Fund/Plan upon redemption of outstanding Shares, (i) in the form deemed by Fund/Plan to be properly endorsed for transfer, (ii) with all necessary endorser's signatures guaranteed pursuant to Rule 17Ad-15 under the 1934 Act, as amended, accompanied by, (iii) such assurances as Fund/Plan shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement, and (iv) satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes.

         Section 4. In registering transfers, Fund/Plan as Transfer Agent may rely upon the applicable commercial code or any other applicable law which, in the written opinion (a copy of which shall previously have been furnished to the Trust) of counsel, protect Fund/Plan and the Trust in not requiring complete documentation, in registering transfer without inquiry into adverse claims, in delaying registration for purposes of such inquiry, or in refusing registration where in its judgment an adverse claim requires such refusal.




   Accounting Services Agreement between The Roulston Family of Funds and Fund/Plan Services, Inc.
                                       C-7                          Schedule "C"

         Section 5. With respect to confirmed trades received by Fund/Plan as Transfer Agent for the Series, Fund/Plan shall periodically notify the Trust of the current status of outstanding confirmed trades. Fund/Plan is authorized to cancel confirmed trades which have been outstanding for thirty (30) days. Upon such cancellation, Fund/Plan shall instruct the accounting agent to adjust the books of the Trust accordingly.

         Section 6. Fund/Plan will maintain stock registry records in the usual form in which it will note the issuance, transfer and redemption of Shares. Fund/Plan is responsible to provide reports of Share purchases, redemptions, and total Shares outstanding on the next business day after each net asset valuation. Fund/Plan is authorized to keep records, which will be part of the stock transfer records, in which it will note the names and registered address of Shareholders and the number of Shares and fractions thereof owned by them.

         Section 7. Fund/Plan in its capacity as Transfer Agent will, in addition to the duties and functions above-mentioned, perform the usual duties and functions of a stock transfer agent for an investment company as listed in Schedule "A" attached hereto. Fund/Plan may rely conclusively and act without further investigation upon any list, instruction, certification, authorization or other instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned, or executed by duly authorized person or persons, or upon the instructions of any officer of the Trust, or upon the advice of counsel for the Trust or for Fund/Plan. Fund/Plan may record any transfer of Shares which is reasonably believed by it to have been duly authorized or may refuse to record any transfer of Shares if in good faith Fund/Plan in its capacity as Transfer Agent reasonably deems such refusal necessary in order to avoid any liability either of the Trust or Fund/Plan. The Trust agrees to indemnify and hold harmless Fund/Plan from and against any and all losses, costs, claims, and liability which it may suffer or incur by reason of so relying or acting or refusing to act. Fund/Plan shall maintain and reconcile all operating bank accounts necessary to facilitate all transfer agency processes; including, but not limited to, distribution disbursements, redemptions and payment clearance accounts.

         Section 8. In case of any request or demand for the inspection of the Share records of a Series, Fund/Plan as Transfer Agent shall endeavor to notify the Trust and to secure instructions as to permitting or refusing such inspection. Fund/Plan may, however, exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

                               ISSUANCE OF SHARES

         Section 9. Prior to the daily determination of net asset value in accordance with the Series' Prospectus and Statement of Additional Information, Fund/Plan shall process all purchase orders received since the last determination of the Series' net asset value.




   Accounting Services Agreement between The Roulston Family of Funds and Fund/Plan Services, Inc.
                                       C-8                          Schedule "C"

         Fund/Plan shall calculate daily the amount available for investment in Shares at the net asset value determined by the Series' pricing agent as of the close of regular trading on the New York Stock Exchange, the number of Shares and fractional Shares to be purchased and the net asset value to be deposited with the Custodian. Fund/Plan as agent for the Shareholders shall place a purchase order daily with the appropriate Series for the proper number of Shares and fractional Shares to be purchased and confirm such number to the Trust, in writing.

         Section 10. Fund/Plan having made the calculations provided for in
Section 9, shall thereupon pay over the net asset value of Shares purchased to the Custodian. The proper number of Shares and fractional Shares shall then be issued daily and credited by Fund/Plan to the Shareholder Registration Records. The Shares and fractional Shares purchased for each Shareholder will be credited by Fund/Plan to that Shareholder's separate account. Fund/Plan shall mail to each Shareholder a confirmation of each purchase, with copies to the Trust, if requested. Such confirmations will show the prior Share balance, the new Share balance, the amount invested and the price paid for the newly purchased Shares.

                                   REDEMPTIONS

         Section 11. Fund/Plan shall, prior to the daily determination of net asset value in accordance with the Series' Prospectus and Statement of Additional Information, process all requests from Shareholders to redeem Shares and determine the number of Shares required to be redeemed to make monthly payments, automatic payments or the like. Thereupon, Fund/Plan shall advise the Trust of the total number of Shares available for redemption and the number of Shares and fractional Shares requested to be redeemed. Fund/Plan as pricing agent shall then determine the applicable net asset value, whereupon Fund/Plan shall furnish the Trust with an appropriate confirmation of the redemption and process the redemption by filing with the Custodian an appropriate statement and make the proper distribution and application of the redemption proceeds in accordance with each Series' Prospectus and Statement of Additional Information then in effect. The stock registry books recording outstanding Shares, the Shareholder Registration Records and the individual account of the Shareholder shall be properly debited.

         Section 12. The proceeds of redemption shall be remitted by Fund/Plan in accordance with the appropriate Series' Prospectus and Statement of Additional Information, by check mailed to the Shareholder at the Shareholder's registered address or wired to an authorized bank account.

         For the purposes of redemption of Shares which have been purchased within 15 days of a redemption request, the Trust shall provide Fund/Plan, from time to time, with Written Instructions concerning the time within which such requests may be honored.




   Accounting Services Agreement between The Roulston Family of Funds and Fund/Plan Services, Inc.
                                       C-9                          Schedule "C"

                                    DIVIDENDS

         Section 13. The Trust shall notify Fund/Plan of the date of each dividend declaration or capital gains distribution. In addition, the Trust shall provide to Fund/Plan five business days' prior written notice of the record date for determining the Shareholders entitled to payment. The per-share payment amount of any dividend or capital gain shall be determined by the Trust after receipt of necessary information from and consultation with Fund/Plan.

         Section 14. On or before each payment date, the Trust will notify Fund/Plan in its capacity as dividend disbursing agent of the total amount of the dividend or distribution currently payable. Fund/Plan will, on the designated payment date, automatically reinvest all dividends in additional Shares except in cases where Shareholders have elected to receive distribution in cash, in which case Fund/Plan will mail distribution checks to the Shareholders for the proper amounts payable to them from monies transferred by the Custodian to Fund/Plan for that purpose.

                                      FEES

         Section 15. The Trust agrees to pay Fund/Plan compensation for its services and to reimburse it for expenses, at the rates and amounts as set forth in Schedule "B" attached hereto, and as shall be set forth in any amendments to such Schedule "B" approved by the Trust and Fund/Plan. The Trust agrees and understands that Fund/Plan's compensation will be comprised of two components, payable on a monthly basis, as follows:

                       (i) An annual Shareholder account maintenance fee calculated by multiplying the monthly average number of accounts in each Series by one twelfth (1/12th) the per account fee as stated in Schedule "B", subject to a minimum fee per Series, which fee the Trust hereby authorizes Fund/Plan to collect by debiting the Trust's custody account for invoices which are rendered for such services performed. The invoices for the services performed will be sent to the Trust after such debiting with the indication that payment has been made; and

                       (ii) reimbursement of any reasonable out-of-pocket expenses paid by Fund/Plan on behalf of the Trust, which out-of-pocket expenses will be billed to the Trust within the first ten calendar days of the month following the month in which such out-of-pocket expenses were incurred. The Trust agrees to reimburse Fund/Plan for such expenses within ten calendar days of receipt of such bill.

         For the purpose of determining fees payable to Fund/Plan, the value of each Series' net assets shall be computed at the times and in the manner specified in each Series' Prospectus and Statement of Additional Information then in effect.

   Accounting Services Agreement between The Roulston Family of Funds and Fund/Plan Services, Inc.
                                      C-10                          Schedule "C"

         During the term of this Agreement, should the Trust seek services or functions in addition to those outlined above or in Schedule "A" attached, a written amendment to Agreement Schedule "A" and Schedule "B", as necessary, specifying the additional services and corresponding compensation shall be executed by both Fund/Plan and the Trust.

                               GENERAL PROVISIONS

         Section 16. Fund/Plan shall maintain records (which may be part of the stock transfer records) in connection with the issuance and redemption of Shares, and the disbursement of dividends and dividend reinvestments, in which will be noted the transactions effected for each Shareholder and the number of Shares and fractional Shares owned by each Shareholder. Fund/Plan agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 under the Act, any records relating to services provided under this Agreement which are required to be maintained by Rule 31a-1 under the Act.

         Section 17. In addition to the services as Transfer Agent and dividend disbursing agent set forth above, Fund/Plan will perform other services for the Trust as agreed upon from time to time, including but not limited to, preparation of and mailing Federal Tax Information Forms and mailing semi-annual reports to shareholders of the Trust.

         Section 18. Nothing contained in this Agreement is intended to or shall require Fund/Plan in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which the Custodian or the New York Stock Exchange are closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and the Custodian are open.

         Section 19.

                  (a) Fund/Plan, its directors, officers, employees, shareholders and agents shall only be liable for any error of judgment or mistake of law or for any loss suffered by the Trust, in connection with the performance of this Agreement that result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of Fund/Plan in the performance of its obligations and duties under this Agreement.

                  (b) Any person, even though also a director, officer, employee, shareholder or agent of Fund/Plan, who may be or become an officer, trustee, employee, or agent of the Trust, shall be deemed, when rendering services to such entity or acting on any business of the Trust (other than services or business in connection with Fund/Plan's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent of, or one under the control or direction of Fund/Plan even though that person is being paid salary by Fund/Plan.




   Accounting Services Agreement between The Roulston Family of Funds and Fund/Plan Services, Inc.
                                      C-11                          Schedule "C"

                  (c) Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless Fund/Plan, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Fund/Plan may sustain or incur or which may be asserted against Fund/Plan by any person by reason of, or as a result of (i) any action taken or omitted to be taken by Fund/Plan in good faith hereunder; (ii) any action taken or omitted to be taken by Fund/Plan in good faith in reliance upon any certificate, instrument, order, or stock certificate or other document reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the Oral Instructions or Written Instructions of an authorized person of the Trust or upon the opinion of legal counsel to the Trust, or its own counsel; or (iii) any action taken or omitted to be taken by Fund/Plan in connection with its appointment under this Agreement, which action or omission was taken in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended, or repealed. Indemnification under this subparagraph, however, shall not apply to actions or omissions of Fund/Plan or its directors, officers, employees, shareholders, or agents in cases of its or their willful misfeasance, bad faith, gross negligence or reckless disregard of its or their duties hereunder.

                  (d) Fund/Plan shall give written notice to the Trust within thirty (30) business days of receipt by Fund/Plan of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. The failure to notify the Trust of such written assertion or claim shall not, however, operate in any manner whatsoever to relieve the Trust of any liability arising under this Section or otherwise, except to the extent that failure to give notice prejudices the Trust.

                  (e) For any legal proceeding giving rise to this indemnification, the Trust shall be entitled to defend or prosecute any claim in the name of Fund/Plan at its own expense and through counsel of its own choosing if it gives written notice to Fund/Plan within thirty (30) business days of receiving notice of such claim. Notwithstanding the foregoing, Fund/Plan may participate in the litigation at its own expense through counsel of its own choosing. In the event the Trust chooses to defend or prosecute such claim, the parties shall cooperate in the defense or prosecution thereof and shall furnish such records and other information as are reasonably necessary.

                  (f) The Trust shall not settle any claim under Section 19(d) and 19(e) without Fund/Plan's express written consent, which consent shall not be unreasonably withheld. Fund/Plan shall not settle any such claim without the Trust's express written consent, which likewise shall not be unreasonably withheld.




   Accounting Services Agreement between The Roulston Family of Funds and Fund/Plan Services, Inc.
                                      C-12                          Schedule "C"

         Section 20. Fund/Plan is authorized, upon receipt of Written Instructions from the Trust, and as described in the prospectus to make payment upon redemption of Shares without a signature guarantee. The Trust hereby agrees to indemnify and hold Fund/Plan, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands, losses whatsoever arising out of or in connection with a payment by Fund/Plan upon redemption of Shares pursuant to Written Instructions and without a signature guarantee; upon the request of Fund/Plan, the Trust shall assume the entire defense of any action, suit or claim subject to the foregoing indemnity. Fund/Plan shall notify the Trust of any such action, suit or claim within thirty
(30) days after receipt by Fund/Plan of notice thereof.

         Section 21.

                  (a) The initial term of this Agreement shall be for a period commencing on the date of this Agreement and ending on a date two (2) years following the Exchange Date of the reorganization described in the Agreement and Plan of Reorganization and Liquidation between the Trust and The Advisors' Inner Circle Fund ("Initial Term").

                  (b) The fee schedule set forth in Schedule "B" attached shall be fixed for the Initial Term of this Agreement. Thereafter, the fee schedule will be subject to review and adjustment, not to exceed 10% of those fees set forth in Schedule "B."

                  (c) For any period after the Initial Term of this Agreement, the Trust or Fund/Plan may give written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice, which date shall not be less than one hundred eighty (180) days after the date of giving notice. Upon the effective termination date, the Trust shall pay to Fund/Plan such compensation as may be due as of the date of termination and shall likewise reimburse Fund/Plan for any out-of-pocket expenses and disbursements reasonably incurred by Fund/Plan to such date.

                  (d) This Agreement also may be terminated at any time for "cause," after the giving of not less than sixty (60) days' notice.




   Accounting Services Agreement between The Roulston Family of Funds and Fund/Plan Services, Inc.
                                      C-13                          Schedule "C"

                  For purposes of this Agreement, "cause" shall mean (a) willful misfeasance, bad faith, negligence or reckless disregard on the part of the party to be terminated with respect to its obligations and duties set forth herein; (b) the commencement of a judicial, regulatory or administrative proceeding by either state or federal authorities in which criminal, illegal or unethical behavior in the conduct of its business has been alleged against the party to be terminated; (c) financial difficulties on the part of the party to be terminated which is evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; (d) any assignment (as that term is defined in the 1940 Act) of this Agreement by Fund/Plan, including any direct or indirect transfer or hypothecation of a controlling block of Fund/Plan's voting securities by a security holder thereof, shall permit the Trust to terminate for cause; or (e) any circumstance which substantially impairs the performance of the obligations and duties of the party to be terminated, or the ability to perform those obligations and duties, as contemplated herein.

                  (e) If a successor to any of Fund/Plan's duties or responsibilities under this Agreement is designated by the Trust by written notice to Fund/Plan in connection with the termination of this Agreement, Fund/Plan shall promptly upon such termination and at the expense of the Trust, transfer all records and shall cooperate in the transfer of such duties and responsibilities.

         Section 22. The Trust shall file with Fund/Plan a certified copy of each resolution of its Board of Trustees authorizing the execution and transmittal of Written Instructions or the transmittal of Oral Instructions, as provided in Section 1 of this Agreement.

         Section 23. The Trust shall promptly turn over to Fund/Plan such of the Series' accounts and records previously maintained by or for it as are requested by Fund/Plan to perform its functions under this Agreement. The Trust authorizes Fund/Plan to rely on such Accounts and Records turned over to it and hereby indemnifies and holds Fund/Plan, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands and losses whatsoever arising out of or in connection with any error, omission, inaccuracy or other deficiency of such accounts and records.

         Fund/Plan shall make reasonable efforts to isolate and correct any inaccuracies, omissions, discrepancies, or other deficiencies in the Accounts and Records delivered to Fund/Plan, to the extent such matters are disclosed to Fund/Plan or are discovered by it and are relevant to its performance of it functions under this Agreement; however, Fund/Plan expressly makes no warranty or representation that any error, omission or deficiency can be satisfactorily corrected. The Trust shall provide Fund/Plan with such assistance as it may reasonably request in connection with its efforts to correct such matters. The Trust agrees to pay Fund/Plan on a current and ongoing basis for its reasonable time and costs expended on the correction of such matters at an hourly rate of $50.00, said payment to be in addition to the fees and charges agreed to for the normal services rendered under this Agreement.




   Accounting Services Agreement between The Roulston Family of Funds and Fund/Plan Services, Inc.
                                      C-14                          Schedule "C"

         Section 24. This Agreement may be amended from time to time by a written agreement executed by the Trust and Fund/Plan.

         Section 25. Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective parties as follows:

    If to the Trust:                                            If to Fund/Plan:

    The Roulston Family of Funds                        Fund/Plan Services, Inc.
    4000 Chester Avenue                                        2 West Elm Street
    Cleveland, OH 44103                                   Conshohocken, PA 19428
    Attention:  Scott D. Roulston,                  Attention: Kenneth J. Kempf,
    President                                                          President

         Section 26. The Trust represents and warrants to Fund/Plan that the execution and delivery of this Agreement by the undersigned officers of the Trust has been duly and validly authorized by resolution of the Board of Trustees of the Trust.

         Section 27. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         Section 28. This Agreement shall extend to and shall be binding upon the Parties and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of Fund/Plan or by Fund/Plan without the written consent of the Trust, authorized or approved by a resolution of their respective Boards of Directors or Trustees.

         Section 29. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania and the venue of any action arising under this Agreement shall be Montgomery County, Commonwealth of Pennsylvania.

         Section 30. No provision of this Agreement may be amended or modified, in any manner except in writing, properly authorized and executed by Fund/Plan and the Trust.




   Accounting Services Agreement between The Roulston Family of Funds and Fund/Plan Services, Inc.
                                      C-15                          Schedule "C"

         Section 31. If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid, provided that the basic agreement is not thereby substantially impaired.

         Section 32. The Trust is a business trust organized under Chapter 1746, Ohio Revised Code, and under its Trust Instrument, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Ohio as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Roulston Family of Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust personally, but bind only the assets of the Trust, as set forth in Section 1746.13(A), Ohio Revised Code, and all persons dealing with any of the Series of the Trust must look solely to the assets of the Trust belonging to such Series for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement consisting in its entirety, of twelve typewritten pages, together with Schedules "A," "B" and "C," to be signed by their duly authorized officers as of the day and year first above written.


The Roulston Family of Funds                     Fund/Plan Services, Inc.


--------------------------------                 -------------------------------
By: Scott D. Roulston, President                 By: Kenneth J. Kempf, President




   Accounting Services Agreement between The Roulston Family of Funds and Fund/Plan Services, Inc.
                                      C-16                          Schedule "C"

                                                                    SCHEDULE "A"

                       TRANSFER AGENT/SHAREHOLDER SERVICES
                                       FOR
                          THE ROULSTON FAMILY OF FUNDS

                                                         Dated: January 20, 1995

THE FOLLOWING IS A LIST OF TRANSFER AGENCY SERVICES TO BE PROVIDED UNDER THIS
AGREEMENT:

-     Opening new accounts and entering demographic data into shareholder base.

- Real-time Customer Information File (CIF) to link accounts within a Series and across all Series.

-     100% Quality Control of new accounts opened on a same-day/next day basis.

-     Account Maintenance

-     Processing all investments including:
      - initial investments
      - subsequent investments through lock box computer interface
      - pre-authorized investments through ACH
      - government allotments through ACH

- Processing tax ID certifications and Non-Resident Alien (NRA) and reporting back-up withholding.

-     Processing legal transfers of accounts.

-     Automated exchange processing.

-     Recording and retaining on tape all shareholder calls.

-     Research and respond to shareholder calls and written inquiries.

- Processing reinvestment of dividends of one fund into another fund. (If Applicable)*

- Processing sweep purchases and redemptions for brokerage, bank, or other accounts via tape or transmission.*

- Generating account statements with copies to appropriate interested parties. (Up to four statements.)



   Transfer Agent Services Agreement between The Roulston Family of Funds and Fund/Plan Services, Inc.
                                       C-1                  Schedule "A", Page 1

-    Combined shareholder statements.*

-    Redemption processing includes:
     - complete and partial redemptions
     - selected group redemptions*
     - check redemption processing (if applicable)

-    Distribution options:
     - federal wires*
     - mailing checks
     - ACH*

-    Certificate issuance and cancellation.

-    Replacement of certificates through surety bonds.*

-    Process dividends.

-    Produce daily and monthly Blue Sky reports.

-    Producing daily and monthly reports of shareholder activity.

                                  DAILY REPORTS

         Report Number                      Report Description
         -------------                      ------------------
         (no report number)                 Daily Transaction Journal
                  024                       Tax Reporting Proof
                  051                       Cash Receipts and Disbursement Proof
                  053                       Daily Share Proof
                  091                       Daily Gain/Loss Report
                  104                       Maintenance Register
                  044                       Transfer/Certificate Register
                  056                       Blue Sky Warning Report





   Transfer Agent Services Agreement between The Roulston Family of Funds and Fund/Plan Services, Inc.
                                       C-2                  Schedule "A", Page 2

             MONTHLY REPORTS

    Report Description
             Blue Sky
             Certificate Listing
             State Sales and Redemption
             Monthly Statistical
             Account Demographic Analysis
             MTD Sales - Demographics by Account Group
             Account Analysis by Type

-   Producing shareholder lists, labels, ad hoc reports to management, etc. *

-   Addressing, mailing, and tabulation of proxy cards, as necessary.*

- Preparation of federal tax information forms to include 1099-DIV's, 1099-B's, 1042's, etc. to shareholders with tape to IRS.

- Microfilming and indexing in PC system of all application, correspondence and other pertinent shareholder documents to provide automated location of these records.

-   Microfilming all checks presented for investment and check redemptions.

-   System access by PC dial-up or by dedicated line. (If Applicable)*

-   Retirement Plan processing.* (IRA, SEP, Omnibus Qualified Plans)
    - Systematic tracking of current, prior year and rollover contributions
    - 5498 tax reporting
    - 1099R reporting on distributions
    - Processing transfer of assets between custodians
    - PC based recalculation of required minimum distributions for IRA SWP's for shareholders over 59 1/2 years of age.




   Transfer Agent Services Agreement between The Roulston Family of Funds and Fund/Plan Services, Inc.
                                       C-3                  Schedule "A", Page 3

-        Institutional Servicing -
         Institutional customers are assigned a specific representative within the unit providing daily availability and settlement information, and coordinating sweep activity. In addition, this representative interacts with the Retail Operations area to endure proper handling and coding of accounts.

* Separate fees will apply for these services.



The Roulston Family of Funds                     Fund/Plan Services, Inc.


---------------------------------                -------------------------------
By:  Scott D. Roulston, President                By: Kenneth J. Kempf, President




   Transfer Agent Services Agreement between The Roulston Family of Funds and Fund/Plan Services, Inc.
                                       C-4                  Schedule "A", Page 4

                                                                    SCHEDULE "B"

              SHAREHOLDER SERVICES AND TRANSFER AGENT FEE SCHEDULE
                                       FOR
                          THE ROULSTON FAMILY OF FUNDS

                                                         Dated: January 20, 1995
         This Fee Schedule is fixed for the Initial Term as that term is defined in the Agreement.

I.   A)  Base Fee

     $9.00 per Account per Year Annual Maintenance Fee subject to a minimum monthly fee of $2,000 for each Series.

     B)  IRA's, 403(b) Plans, Defined Contribution/Benefit Plans:

     $12.00 per Account per Year Annual Maintenance Fee

II.  Conversion Fee

     Existing records will be converted from prior agents for a total of $3,500.

III. Out of Pocket Expenses:

     The Trust will reimburse Fund/Plan Services monthly for all reasonable out-of-pocket expenses, including postage, stationery (statements), telecommunications (telephone, fax, dedicated 800 line, on-line access), special reports, transmissions, records retention, tapes, couriers and any pre-approved travel expenses.

IV.  Other Services Not Covered By This Agreement

     Activities of a non-recurring nature including but not limited to fund consolidations, mergers, acquisitions, reorganizations, the addition or deletion of a series, and shareholder meetings/proxies are not included herein, and will be quoted separately. To the extent the Fund should decide to issue multiple/separate classes of shares, additional fees will apply. Any enhanced services, programming requests or reports will be quoted upon request.




   Transfer Agent Services Agreement between The Roulston Family of Funds and Fund/Plan Services, Inc.
                                       C-1                          Schedule "B"

V.   Interim Fee Arrangement

     Notwithstanding the foregoing, during the period from the date hereof until the Exchange Date of the Reorganization described in the Agreement and Plan of Reorganization and Liquidation between the Trust and The Advisors' Inner Circle Fund, Fund/Plan will be compensated at a rate not to exceed 25% of that to which it would otherwise be entitled on a monthly basis hereunder.

     The Roulston Family of Funds               Fund/Plan Services, Inc.



     ---------------------------------          --------------------------------
     By:  Scott D. Roulston, President          By:  Kenneth J. Kempf, President




   Transfer Agent Services Agreement between The Roulston Family of Funds and Fund/Plan Services, Inc.
                                       C-2                          Schedule "C"

                                                                    SCHEDULE "C"

                            Identification of Series

                                                        Dated:  January 20, 1995
                                                        As Amended March 1, 1996

Below are listed the "Series" to which services under this Agreement are to be performed as of the execution date of this Agreement:

"FAIRPORT FUNDS"

1.        FAIRPORT MIDWEST GROWTH FUND
2.        FAIRPORT GROWTH AND INCOME FUND
3.        FAIRPORT GOVERNMENT SECURITIES FUND

This Schedule "C" may be amended from time to time by agreement of the Parties.



FAIRPORT FUNDS                              FUND/PLAN SERVICES, INC.

-----------------------------          -----------------------------
By: Scott D. Roulston, President                By:  Kenneth J. Kempf, President

    Transfer Agent Services Agreement between The Roulston Family of Funds and Fund/Plan Services, Inc.

                                      C-3